Exhibit 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference into Registration Statement Nos. 33-93362, 333-32782 and 333-116210 on Form S-8 and Registration Statement No. 333-108816 on Form S-3, of our reports relating to the financial statements and financial statement schedule of Stratasys, Inc. and management's report of the effectiveness of internal control over financial reporting, appearing in this Amendment No. 1 to the Annual Report on Form 10-K of Stratasys, Inc. for the year ended Decemebr 31, 2004.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 23, 2005